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                                                                    EXHIBIT 23.1




                                    CONSENT

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Forward Air Corporation for the registration of 2,200,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the consolidated financial statements and schedule of Forward Air Corporation included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.



                                           /s/ Ernst & Young LLP


Nashville, Tennessee
October 23, 2003